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                                                                    EXHIBIT 3.02

                          FORM OF AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                            ALLOS THERAPEUTICS, INC.

         The undersigned, Stephen J. Hoffman, certifies that:

         1. They are the duly elected President and Secretary, respectively, of Allos Therapeutics, Inc., a Delaware corporation.

         2. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 1, 1999, and the original certificate of incorporation was originally filed with the Secretary of State of Delaware on July 17, 1996.

         3. Pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Original Certificate.

         4. The Certificate of Incorporation of this corporation is hereby amended and restated to read in full as follows:

                                    ARTICLE I

         The name of this corporation is "Allos Therapeutics, Inc." (the "Corporation").

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19901. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.


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                                   ARTICLE IV

A.       CLASSES OF STOCK

         The Corporation is authorized to issue two classes of stock, to be designated as "Preferred Stock," $0.001 par value, and "Common Stock," $0.001 par value, respectively. The total number of shares that the corporation is authorized to issue is ____________ shares. The number of shares of Preferred Stock authorized is ______________ shares, and the number of shares of Common Stock authorized is ______________ shares.

         Upon filing this Amended and Restated Certificate of Incorporation, every _____ (___) shares of this corporation's outstanding Common Stock shall be automatically combined into one share of this Corporation's Common Stock, without any action by the holder thereof.

B.       RIGHTS AND RESTRICTIONS OF COMMON STOCK

         The holder of each share of Common Stock shall have the right to one vote and shall be entitled to notice of any stockholders' meeting in accordance with the Amended and Restated Bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as provided by law.

C.       RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

D.       AUTHORITY OF BOARD OF DIRECTORS WITH RESPECT TO STOCK MATTERS

         The authority of the Board of Directors with respect to each class or series of stock shall include, without limitation of the foregoing, the right to determine and fix:

         (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

         (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall


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be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

         (c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

         (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of any such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

         (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible or not, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

         (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

         (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the corporation, acting in accordance with this Amended and Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

                                    ARTICLE V

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Amended and Restated Bylaws of the Corporation.


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                                   ARTICLE VII

         1. Limitation on Directors' Liability. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         2. Indemnification. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

         3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the corporation's Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent position.

                                  ARTICLE VIII

         The corporation is to have perpetual existence.

                                   ARTICLE IX

         In the event any shares of Preferred Stock shall be redeemed or converted, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the corporation.

                                    ARTICLE X

         1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be fixed from time to time in the Amended and Restated Bylaws of the Corporation or an amendment thereof. Each director shall serve until the next annual meeting of the stockholders or until his successor is duly elected.

         2. Election of Directors. Elections of directors need not be written ballot unless the Amended and Restated Bylaws of the Corporation shall so provide.

                                   ARTICLE XI

         No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Amended and Restated Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of


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the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IV, Article X or
Article XI of this Amended and Restated Certificate of Incorporation or Sections 5(b) (Notice of Stockholders' Meeting), 6 (Special Meeting), 10 (Voting), 13 (Stockholder Action by Written Consent Without a Meeting), or 15 (Number of Directors) of the corporation's Amended and Restated Bylaws.

                                   ARTICLE XII

         Any meeting of stockholders may be held within or without the State of Delaware, as the Amended and Restated Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Amended and Restated Bylaws of the corporation.



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         We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed at Denver, Colorado this ______ day of __________, 2000.




                                            ------------------------------------
                                                      Stephen J. Hoffman
                                                      Chief Executive Officer



                                            ------------------------------------


                                                      -----------------------
                                                      Secretary

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